FOR IMMEDIATE RELEASE

TIB FINANCIAL CORP. REPORTS THIRD QUARTER RESULTS

NAPLES, FL. November 15, 2010 – TIB Financial Corp. (NASDAQ: TIBB) today reported its financial results and filed its quarterly report on Form 10-Q for the third quarter of 2010. On September 30, 2010, TIB closed on an investment from North American Financial Holdings, Inc. (“NAFH”) of $175 million which effectively recapitalized the Company and its subsidiary Bank, TIB Bank (the “Bank”).

“The additional capital from the NAFH investment enables the Company to refocus on, as its primary objectives, growth, expansion and improving profitability and efficiency while providing increasingly competitive financial services to the communities we serve,” said R. Eugene Taylor, Chairman and Chief Executive Officer of the Company and NAFH. “As a financial institution with the financial strength and stability of over $193 million of capital, unlike many banks, we are actively seeking to expand our franchise, originate loans, grow deposits and build new customer relationships and expand on existing ones,” continued Taylor.

“While in line with our expectations, TIB’s operating results reflect the current Florida economic environment which has persisted for several years. We are confident that the recapitalized TIB Bank is well positioned to provide highly competitive financial services to its customers and its communities,” added Chris Marshall, Chief Financial Officer of the Company and NAFH.

Significant quarterly accomplishments are outlined below.

•	We originated $9.5 million of commercial loans, $34 million of residential mortgages and $6.4 million in consumer and indirect loans to prime borrowers during the quarter.

•
Naples Capital Advisors and TIB Bank’s trust department continued to establish new investment management and trust relationships, increasing the market value of assets under management by $40 million or 28% from September 30, 2009 and by $15 million, or 9% during the quarter to $184 million as of September 30, 2010.

•
Our special asset workout group was able to work with borrowers to return to accrual or achieve the pay off or pay down of approximately $3.7 million in nonaccrual loans, foreclose or negotiate deeds in lieu of foreclosure for approximately $9.3 million of nonaccrual loans and sell approximately $3.2 million of other real estate owned during the quarter.

•
The net interest margin increased 11 basis points to 2.85% during the quarter in comparison to 2.74% in the second quarter of 2010 due partly to the $184,000 increase in net interest income. This increase is largely attributable to a lower level of loans placed on nonaccrual during the third quarter of 2010 as compared to the second quarter. In addition, there was a decrease in the average balance of loans outstanding due in part to the charge-down or foreclosure of loans.  Both of these items led to an increase in the yield on loans.

Financial Discussion

Due to the closing of the investment by North American Financial Holdings, Inc. on September 30, 2010, resulting in their ownership of approximately 99% of the Company, significant preliminary accounting adjustments were recorded resulting in the Company’s balance sheet being revalued at the fair value. The most significant adjustments were recorded relating to loans which previously were recorded based upon their carrying amounts and were adjusted to reflect September 30, 2010 estimated fair values. Accordingly, under accounting principles generally accepted in the United States, no allowance for loan losses was required at September 30, 2010 and the operating results of the Company in future periods will be impacted by these fair value adjustments as the underlying assets and liabilities are converted in the normal course of business. As the Company is still in the process of completing the fair value analysis of assets and liabilities, the final adjustments may differ significantly from the preliminary estimates recorded to date. A full valuation allowance was provided against net deferred tax assets related to the preliminary fair value adjustments due to management’s assessment that insufficient positive objective evidence existed at this time to support a conclusion that realization of such assets would be more likely than not. This had the effect of increasing the amount of goodwill recorded at September 30, 2010.

The net loss for the quarter was $33.7 million compared to $8.1 million for the third quarter of 2009. The increased loss is primarily due to the following: $14.4 million in increased valuation adjustments, losses on sale and operating expenses associated with foreclosed real estate (OREO); no tax benefit recorded in the current period as a result of the Company’s deferred income tax assets being fully reserved; a $2.3 million higher provision for loan losses; and $2.2 million in lower non-interest income.

The net loss for the three months ended September 30, 2010 of $33.7 million was primarily due to the provision for loan losses of $17.1 million and OREO related write-downs and expenses of $15.4 million. The third quarter 2010 provision for loan losses primarily reflects net charge offs of $12.4 million. The net loss allocated to common shareholders was $10.1 million, or $0.68 per share for the current quarter, compared to a net loss of $0.99 per share for the second quarter of 2010 and $0.59 for the comparable 2009 quarter. The 2010 third quarter net loss allocated to common shareholders includes the impact of a $24.3 million gain allocated to common shareholders related to the exchange of Series A preferred stock for Common Stock and Series B Preferred Stock valued at approximately $12.2 million in connection with the investment by NAFH.

During the current quarter, no income tax benefit was recorded as an incremental valuation allowance was recorded offsetting the increase in deferred tax assets attributable to the net operating loss for the quarter.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with approximately $1.7 billion in total assets and 27 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs, Fort Myers, Cape Coral and Venice. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor with approximately $184 million of assets under advisement.

TIB Financial Corp., through its wholly owned subsidiaries, TIB Bank and Naples Capital Advisors, Inc., serves the personal and commercial banking and investment management needs of local residents and businesses in its market areas. The companies’ experienced professionals are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank and Naples Capital Advisors, Inc., visit www.tibbank.com and www.naplescapitaladvisors.com, respectively.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.tibfinancialcorp.com.  For more information, contact Chris Marshall, Chief Financial Officer, at (704) 554-5901, or Stephen J. Gilhooly, Treasurer, at (239) 659-5876.

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Except for historical information contained herein, the statements made in this press release constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results.  Certain factors, including those outside the Company’s control, may cause actual results to differ materially from those in the “forward-looking” statements, including economic and other conditions in the markets in which the Company operates; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.

SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

TIB FINANCIAL CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Predecessor Company
	For the Quarter Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Interest and dividend income	$17,042	$16,988	$18,287	$19,120	$20,327
Interest expense	6,256	6,386	6,793	7,943	8,564
NET INTEREST INCOME	10,786	10,602	11,494	11,177	11,763

Provision for loan losses	17,072	7,700	4,925	16,428	14,756

NON-INTEREST INCOME:
Service charges on deposit accounts	831	839	915	1,009	988
Fees on mortgage loans sold	455	481	283	370	340
Investment securities gains, net	-	993	1,642	2,477	1,127
Investment advisory and trust fees	328	313	307	297	279
Gain on bank owned life insurance policy	-	134	-	-	1,186
Other income	804	734	267	647	679
Total non-interest income	2,418	3,494	3,414	4,800	4,599

NON-INTEREST EXPENSE:
Salaries & employee benefits	6,610	6,413	6,836	6,858	7,288
Net occupancy expense	2,391	2,273	2,284	2,487	2,365
Goodwill impairment charge	-	-	-	5,887	-
Foreclosed asset related expense	15,438	5,149	1,100	733	1,017
Other expense	5,348	6,660	4,814	4,658	4,524
Total non-interest expense	29,787	20,495	15,034	20,623	15,194

Loss before income taxes	(33,655)	(14,099)	(5,051)	(21,074)	(13,588)
Income tax expense (benefit)	-	-	-	24,032	(5,491)
NET LOSS	$(33,655)	$(14,099)	$(5,051)	$(45,106)	$(8,097)
Dividends earned by preferred shareholders and discount accretion	680	669	660	654	650
Gain on retirement of Series A preferred allocated to common shareholders	(24,276)	-	-	-	-
Net loss allocated to common shareholders	$(10,059)	$(14,768)	$(5,711)	$(45,760)	$(8,747)

NET LOSS PER COMMON SHARE:	$(0.68)	$(0.99)	$(0.38)	$(3.08)	$(0.59)

TIB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands, except per share data)

	As of or For the Quarter Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
	Successor Company	Predecessor Company
Real estate mortgage loans:
Commercial	$590,433	$649,679	$662,875	$680,409	$683,828
Residential	222,477	235,423	234,608	236,945	240,485
Farmland	11,922	13,571	13,798	13,866	13,346
Construction and vacant land	47,055	60,698	72,215	97,424	114,613
Commercial and agricultural loans	61,600	68,696	70,660	69,246	71,789
Indirect auto loans	25,524	25,918	25,634	50,137	55,805
Home equity loans	32,991	36,856	37,226	37,947	38,056
Other consumer loans	8,542	9,759	9,592	10,190	10,305
Total loans	$1,000,544	$1,100,600	$1,126,608	$1,196,164	$1,228,227

Gross loans	$1,000,544	$1,101,672	$1,127,615	$1,197,516	$1,229,631

Net loan charge-offs (Predecessor Company)	$12,376	$7,819	$6,179	$19,461	$8,086

	Successor Company	Predecessor Company
Allowance for loan losses	$-	$27,710	$27,829	$29,083	$32,115
Allowance for loan losses/total loans	N/A	2.52%	2.47%	2.43%	2.61%
Allowance for loan losses excluding specific reserves	N/A	$20,352	$19,514	$20,043	$17,014
Allowance for loan losses excluding specific reserves/non-impaired loans	N/A	2.06%	1.92%	1.91%	1.53%
Non-performing loans	$47,364	$76,632	$55,697	$72,833	$66,235
Allowance for loan losses/non-performing loans	N/A	36%	50%	40%	48%
Non performing loans/gross loans	4.73%	6.96%	4.94%	6.08%	5.39%
Annualized net charge-offs/average loans	N/A	2.81%	2.13%	6.40%	2.58%

Total interest-earning assets	$1,530,066	$1,532,946	$1,571,804	$1,604,710	$1,593,287
Other real estate owned	$30,531	$38,699	$41,078	$21,352	$19,582
Other repossessed assets	$163	$204	$280	$326	$473
Goodwill and intangibles, net of accumulated amortization	$81,440	$6,510	$6,899	$7,289	$13,417

Interest-bearing deposits:
NOW accounts	$175,751	$194,663	$197,058	$195,960	$177,955
Money market	177,763	171,495	192,127	214,531	208,919
Savings deposits	72,714	73,059	78,649	122,292	129,021
Time deposits	733,545	724,355	700,816	664,780	643,702
Non-interest bearing deposits	171,376	178,159	200,340	171,821	174,027
Total deposits	$1,331,149	$1,341,731	$1,368,990	$1,369,384	$1,333,624

	Predecessor Company
Tax equivalent net interest margin	2.85%	2.74%	2.94%	2.76%	2.86%
Non-interest expense/tax equivalent net interest income and non-interest income	224.96%	144.96%	100.49%	128.64%	92.56%
Average common shares outstanding	14,861,623	14,849,681	14,839,113	14,834,706	14,828,133

	Successor Company	Predecessor Company
End of quarter common shares outstanding	714,887,922	14,887,922	14,887,922	14,887,922	14,888,083
Total equity	$177,065	$39,036	$50,786	$55,518	$104,302
Book value per common share	$0.15	$0.22	$1.05	$1.42	$4.75
Tangible book value per common share	$0.08	$(0.22)	$0.59	$0.93	$3.85
Tier 1 capital to average assets - TIB Bank	6.7%	3.9%	4.7%	4.8%	5.6%
Tier 1 capital to risk weighted assets - TIB Bank	11.0%	5.9%	6.9%	6.8%	7.8%
Total capital to risk weighted assets - TIB Bank	11.0%	7.1%	8.1%	8.1%	9.1%

Total assets	$1,740,891	$1,659,065	$1,690,657	$1,705,407	$1,717,622

TIB FINANCIAL CORP. AND SUBSIDIARIES
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

(Predecessor Company)	Quarter Ended September 30, 2010			Quarter Ended September 30, 2009
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Loans	$1,100,135	$14,858	5.36%	$1,242,296	$17,281	5.52%
Investments	310,053	2,150	2.75%	350,981	3,035	3.43%
Money market mutual funds	-	-	-	4,925	2	0.16%
Interest bearing deposits	86,492	55	0.25%	27,279	18	0.26%
Federal Home Loan Bank stock	9,946	16	0.64%	10,447	44	1.67%
Fed funds sold and securities purchased under agreements to resell	-	-	0.00%	1,811	-	0.00%
Total interest earning assets	1,506,626	17,079	4.50%	1,637,739	20,380	4.94%
Non-interest earning assets	124,269			124,658
Total assets	$1,630,895			$1,762,397

Interest bearing liabilities:
NOW	$184,285	$150	0.32%	$186,597	$311	0.66%
Money market	175,588	461	1.04%	208,176	646	1.23%
Savings	73,093	128	0.69%	127,136	591	1.84%
Time	722,464	3,653	2.01%	666,856	5,053	3.01%
Total interest-bearing deposits	1,155,430	4,392	1.51%	1,188,765	6,601	2.20%
Short-term borrowings and FHLB advances	185,466	1,216	2.60%	202,213	1,284	2.52%
Long-term borrowings	59,087	648	4.35%	63,000	679	4.28%
Total interest bearing liabilities	1,399,983	6,256	1.77%	1,453,978	8,564	2.34%

Non-interest bearing deposits	173,295			178,795
Other liabilities	17,829			18,009
Shareholders’ equity	39,788			111,615
Total liabilities and shareholders’ equity	$1,630,895			$1,762,397

Net interest income and spread		$10,823	2.73%		$11,816	2.60%

Net interest margin			2.85%			2.86%

_______ * Presented on a fully tax equivalent basis

TIB FINANCIAL CORP. AND SUBSIDIARIES
YEAR TO DATE BALANCES AND YIELDS
(Dollars in thousands)

(Predecessor Company)	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Loans	$1,131,509	$45,532	5.38%	$1,232,380	$52,476	5.69%
Investments	301,584	6,687	2.96%	340,660	9,445	3.71%
Money market mutual funds	-	-	-	41,817	132	0.42%
Interest bearing deposits	108,712	204	0.25%	32,742	58	0.24%
Federal Home Loan Bank stock	10,278	26	0.34%	11,168	25	0.30%
Fed funds sold and securities purchased under agreements to resell	4	-	0.00%	3,916	5	0.17%
Total interest earning assets	1,552,087	52,449	4.52%	1,662,683	62,141	5.00%
Non-interest earning assets	120,229			121,743
Total assets	$1,672,316			$1,784,426

Interest bearing liabilities:
NOW	$201,570	$534	0.35%	$181,601	$954	0.70%
Money market	185,821	1,460	1.05%	192,357	2,145	1.49%
Savings	78,661	418	0.71%	113,739	1,549	1.82%
Time	708,892	11,391	2.15%	707,882	17,003	3.21%
Total interest-bearing deposits	1,174,944	13,803	1.57%	1,195,579	21,651	2.42%
Short-term borrowings and FHLB advances	190,912	3,659	2.56%	216,688	4,019	2.48%
Long-term borrowings	61,681	1,973	4.28%	63,000	2,123	4.51%
Total interest bearing liabilities	1,427,537	19,435	1.82%	1,475,267	27,793	2.52%

Non-interest bearing deposits	182,073			172,847
Other liabilities	14,002			18,020
Shareholders’ equity	48,704			118,292
Total liabilities and shareholders’ equity	$1,672,316			$1,784,426

Net interest income and spread		$33,014	2.70%		$34,348	2.48%

Net interest margin			2.84%			2.76%

_______ * Presented on a fully tax equivalent basis

 TIB FINANCIAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in thousands)

Predecessor Company OREO Activity

OREO as of June 30, 2010	$38,699
Real estate acquired	9,305
Changes in valuation reserve	(14,283)
Property sold	(3,190)
Other	-
OREO as of September 30, 2010	$30,531